NEUBERGER BERMAN EQUITY FUNDS
CLASS C
ADMINISTRATION AGREEMENT
SCHEDULE A

The Class C of the Series of Neuberger Berman Equity Funds currently subject to this Agreement are as follows:

Neuberger Berman All Cap Core Fund
Neuberger Berman Dividend Growth Fund
Neuberger Berman Emerging Markets Equity Fund
Neuberger Berman Equity Income Fund
Neuberger Berman Focus Fund
Neuberger Berman Genesis Fund
Neuberger Berman Global Equity Fund
Neuberger Berman Global Real Estate Fund
Neuberger Berman Greater China Equity Fund
Neuberger Berman Guardian Fund
Neuberger Berman International Equity Fund
Neuberger Berman International Select Fund
Neuberger Berman International Small Cap Fund
Neuberger Berman Intrinsic Value Fund
Neuberger Berman Large Cap Disciplined Growth Fund
Neuberger Berman Large Cap Value Fund
Neuberger Berman Mid Cap Growth Fund
Neuberger Berman Mid Cap Intrinsic Value Fund
Neuberger Berman Multi-Cap Opportunities Fund
Neuberger Berman Real Estate Fund
Neuberger Berman Small Cap Growth Fund
Neuberger Berman Socially Responsive Fund
Neuberger Berman Value Fund
Neuberger Berman World Equity Fund

Date:  December 7, 2016

NEUBERGER BERMAN EQUITY FUNDS
CLASS C
ADMINISTRATION AGREEMENT
SCHEDULE B
Compensation pursuant to Paragraph 3 of the Neuberger Berman Equity Funds Class C Administration Agreement shall be:
(1)	For the services provided to the Trust or to each Series without regard to class, 0.06% per annum of the average daily net assets of the Class C of each Series;
(2)	For the services provided to the Class C of a Series and its shareholders (including amounts paid to third parties), 0.20% per annum of the average daily net assets of the Class C of said Series; plus in each case
(3)	Certain out-of-pocket expenses for technology used for shareholder servicing and shareholder communication, subject to the prior approval of an annual budget by the Trust’s Board of Trustees, including a majority of those Trustees who are not interested persons of the Trust or of Neuberger Berman Management LLC, and periodic reports to the Board of Trustees on actual expenses.
Date:  May 4, 2009